                                                                     Exhibit 4.1

                     _____________________________________


                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 10, 2001

                                     BETWEEN

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                    AS ISSUER

                                       AND

                            THE CHASE MANHATTAN BANK

                                   AS TRUSTEE


                     _____________________________________

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                ARTICLE I

                                               DEFINITIONS

Section 1.1  Definition of Terms ...................................................................................    1

                                                 ARTICLE II

                                  GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1  Designation and Principal Amount ......................................................................    8
Section 2.2  Maturity ..............................................................................................    8
Section 2.3  Form ..................................................................................................    8
Section 2.4  Global Securities .....................................................................................    8

                                                ARTICLE III

                                       REDEMPTION AND CONVERSIONS

Section 3.1  Optional Redemption by the Company ....................................................................    8
Section 3.2  Purchase at Option of the Holder upon a Fundamental Change ............................................   10
Section 3.3  Purchase of Notes at the Option of the Holder; Payment of Purchase Price in Stock .....................   12
Section 3.4  Deposit of Purchase Price or Fundamental Change Purchase Price ........................................   18
Section 3.5  Further Conditions for Purchase at the Option of Holders upon a
                Fundamental Change and Purchase of Notes at the Option of the Holder................................   18
Section 3.6  Conversion of Notes ...................................................................................   20
Section 3.7  Adjustments to Conversion Rate ........................................................................   23
Section 3.8  Miscellaneous Provisions Relating to Conversion .......................................................   26
Section 3.9  Optional Conversion to Semi-Annual Cash Pay Notes upon Tax Event ......................................   29
Section 3.10 Calculation and Reporting of Original Issue Discount for U.S. Federal  Income Tax Purposes ............   30
Section 3.11 Payment of Interest ...................................................................................   31

                                                ARTICLE IV

                                                 NOTICE

Section 4.1  Notice by the Company .................................................................................   33

                                                ARTICLE V

                                            EVENTS OF DEFAULT

Section 5.1  Events of Default .....................................................................................   33

                                                ARTICLE VI

                                               MODIFICATION

Section 6.1 Purposes for Which Supplemental Indenture May Be Entered Into Without
                Consent of Holders..................................................................    36
Section 6.2 Modification of Indenture with Consent of Holders of Notes..............................    36

                                                ARTICLE VII

                                         AMENDMENT OF CERTAIN OTHER
                                      PROVISIONS OF THE BASE INDENTURE

Section 7.1 Amendments Relating to the Notes .......................................................    38
Section 7.2 Interpretation of Base Indenture .......................................................    40

                                                ARTICLE VIII

                                                MISCELLANEOUS

Section 8.1 Ratification of Indenture ..............................................................    40
Section 8.2 Trustee Not Responsible for Recitals ...................................................    41
Section 8.3 New York Law to Govern .................................................................    41
Section 8.4 Separability ...........................................................................    41
Section 8.5 Counterparts ...........................................................................    41

EXHIBITS

Exhibit A - Form of Global Security ................................................................   A-1
Exhibit B - Projected Payment Schedule .............................................................   B-1

          THIRD SUPPLEMENTAL INDENTURE, dated as of October 10, 2001 (the "Third Supplemental Indenture"), between Electronic Data Systems Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The Chase Manhattan Bank (formerly Chase Bank of Texas,
      -------
National Association and Texas Commerce Bank, National Association), as trustee (the "Trustee").
      -------

          WHEREAS, the Company executed and delivered the Indenture dated as of August 12, 1996 (the "Base Indenture") to the Trustee to provide for the
                      --------------
issuance of the Company's debentures, notes, bonds or other evidence of indebtedness (the "Debt Securities"), to be issued from time to time in one or
                   ---------------
more series as might be determined by the Company pursuant to the Base Indenture; and

          WHEREAS, pursuant to the terms of the Base Indenture, the
Company desires to provide for the establishment of a new series of its Debt Securities to be known as its Zero-Coupon Convertible Senior Notes Due October 10, 2021 (the "Notes"), the form and terms of such Notes and the terms,
               -----
provisions and conditions thereof to be set forth as provided in the Base Indenture and this Third Supplemental Indenture (together, the "Indenture"); and
                                                                ---------

          WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture and all requirements necessary to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

          NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Section 1.1  Definition of Terms.  Unless the context otherwise
                       -------------------
          requires:

          (a) a term defined in the Base Indenture has the same meaning when used in this Third Supplemental Indenture;

          (b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

          (c) the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e) the following terms have the meanings given to them in this
Section 1.1(e):

          "Accreted Conversion Price" as of any date means the price determined
           -------------------------
by dividing (x) the Accreted Value at such date, by (y) the Conversion Rate at such date.

          "Accreted Value" means, at any date of determination, (1) prior to
           --------------
such time as the Notes are converted to Cash Pay Notes, the sum of (x) the Issue Price of each Note and (y) the portion of the excess of the Principal Amount of each Note over the Issue Price ("Original Issue Discount") which shall have been
                                 -----------------------
amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each October 10 and April 10 at the rate of 1.25% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the Notes are converted to Cash Pay Notes, the Restated Principal Amount.

          "Bid Agent" means a bid solicitation agent appointed by the Company to
           ---------
act in such capacity pursuant to paragraph 3 of the Notes.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock.

          "Cash" has the meaning provided in Section 3.3(c).
           ----

          "Cash Dividends" has the meaning assigned thereto in Exhibit A hereto.
           --------------

          "Cash Pay Notes" means the Notes, after they have been converted to
           --------------
semi-annual cash pay Notes following the occurrence of a Tax Event.

          "Common Equity" of any Person means Capital Stock of such Person that
           -------------
is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

          "Common Stock" means the common stock of the Company, par value $0.01
           ------------
per share, as it exists on the Issue Date and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from such reclassifications.

          "Common Stock Record Date" means, with respect to any dividend,
           ------------------------
distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          "Company Notice" has the meaning provided in Section 3.3(f).
           --------------

          "Company Notice Date" has the meaning provided in Section 3.3(f).
           -------------------

          "Continuing Director" means a director who either was a member of the
           -------------------
Board of Directors of the Company on October 4, 2001 or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

          "Conversion Agent" means the office or agency designated by the
           ----------------
Company where Notes may be presented for conversion.

          "Conversion Date" has the meaning provided in Section 3.6(b).
           ---------------

          "Conversion Rate" has the meaning provided in Section 3.6(a).
           ---------------

          "Defaulted Interest" has the meaning specified in Section
           ------------------
3.11(c)(ii).

          "Distributed Securities" has the meaning provided in Section 3.7(c).
           ----------------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
and the rules and regulations promulgated thereunder.

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

          "Five-Day Period" has the meaning assigned thereto in Exhibit A
           ---------------
hereto.

          "Fundamental Change" will be deemed to have occurred at such time
           ------------------
after the Issue Date as any of the following occurs:

          (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person (other than a Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Fundamental Change;

               (2) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act) (other than the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

               (3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or

               (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Fundamental Change under the proviso contained in clause (1) above shall not constitute a Fundamental Change.

               A Fundamental Change will not be deemed to have occurred, however, if either:

                   (I) the Sale Price of the Common Stock for (a) any 10 Trading Days within the 20 consecutive Trading Days ending immediately before the Fundamental Change, and (b) at least five-Trading-Days within the 10 consecutive Trading Days ending immediately before the Fundamental Change, shall equal or exceed 105% of the Accreted Value, divided by the Conversion Rate, or

                   (II) both:

                        (a) at least 90% of the consideration (excluding cash
                   payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Common Equity traded on a national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a
                                         --------------------------
                  result of such transaction or transactions the Notes become convertible solely into such Publicly Traded Securities (excluding cash payments for fractional shares); and

                        (b) the consideration to be received per share of Common
                   Stock in the transaction or transactions constituting the Fundamental Change consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average closing price of such Publicly Traded Securities during the five consecutive Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Fundamental Change) of at least 105% of the Accreted Value, divided by the Conversion Rate.

          "Fundamental Change Purchase Date" has the meaning provided in Section
           --------------------------------
3.2(a).

          "Fundamental Change Notice" has the meaning provided in Section
           -------------------------
3.2(b).

          "Fundamental Change Purchase Notice" has the meaning provided in
           ----------------------------------
Section 3.2(c).

          "Fundamental Change Purchase Price" has the meaning provided in
           ---------------------------------
Section 3.2(a).

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Supplemental Indenture.

          "Holder" means the Person in whose name a Note is registered in the
           ------
books of the Registrar for the Notes.

          "Interest Payment Date" has the meaning specified in Section 3.9.
           ---------------------

          "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher
           ----------------
by Moody's or the equivalent of such ratings by S&P or Moody's.

          "Issue Date" means the date on which the Notes that constitute the
           ----------
Initial Securities (as defined in the Underwriting Agreement) are originally issued under this Third Supplemental Indenture. The Issue Date for the Option Securities (as defined in the Underwriting Agreement) shall be deemed to be the same as the Issue Date of the Initial Securities.

          "Issue Price" of the Notes means, in connection with the original
           -----------
issuance of the Notes, the initial issue price at which the Notes were issued as set forth on the face of the Notes.

          "Original Issue Discount" has the meaning specified in the definition
           -----------------------
of "Accreted Value."

          "Market Price" means, on any date, the average of the Sale Prices of
           ------------
the Common Stock for the 20 Trading Day period ending on the third business day (if the third business day prior to the applicable date is a Trading Day or, if not, then on the last Trading Day prior to such third business day) prior to such date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate under this Third Supplemental Indenture.

          "Maturity or Maturity Date" means October 10, 2021.
           --------    -------------

     "Moody's" means Moody's Investors Service, Inc. or any successor to its
      -------
debt rating business.

     "Note Price" has the meaning assigned thereto in Exhibit A hereto.
      ----------

     "Option Exercise Date" has the meaning specified in Section 3.9.
      --------------------

     "Paying Agent" means the Trustee or any successor paying agent.
      ------------

     "Preferred Stock" of any Person means all Capital Stock of such Person
      ---------------
which has a preference in liquidation or with respect to the payment of dividends.

     "Principal Amount" of a Note means the principal amount of such Note at
      ----------------
Maturity.

     "Publicly Traded Securities" has the meaning provided in the definition of
      --------------------------
"Fundamental Change."

     "Purchase Date" has the meaning specified in Section 3.3(a).
      -------------

     "Purchase Notice" has the meaning provided in Section 3.3(a)(1).
      ---------------

     "Purchase Price" has the meaning provided in Section 3.3(a).
      --------------

     "Redemption Date" when used with respect to any Note to be redeemed, means
      ---------------
the date fixed for such redemption by or pursuant to this Third Supplemental Indenture.

     "Redemption Price" when used with respect to any Note to be redeemed, means
      ----------------
the price at which it is to be redeemed pursuant to this Third Supplemental Indenture.

     "Regular Record Date" has the meaning specified in Section 3.9.
      -------------------

     "Restated Principal Amount" has the meaning specified in Section 3.9.
      -------------------------

     "S&P" means Standard and Poor's Ratings Services or any successor to its
      ---
debt rating business.

     "Sale Price" of the Common Stock on any date means the closing sale price
      ----------
per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market.

     "Special Record Date" has the meaning specified in Section 3.11(c)(ii)(A).
      -------------------

     "Stated Maturity", when used with respect to any Note or any installment of
      ---------------
semi-annual or contingent interest thereon, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount of such Note or such installment of semi-annual or contingent interest is due and payable.

          "Tax Event" means that the Company shall have received an opinion from
           ---------
independent tax counsel experienced in such matters to the effect that, on or after October 4, 2001, as a result of:

          (1) any amendment to, or change (including any announced prospective change) in, the laws, rules or regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or

          (2) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority,

in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after October 4, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount or contingent interest, if any) payable on the Notes either (i) would not be deductible on a current accrual basis, or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for U.S. federal income tax purposes.

          "Tax Event Date" has the meaning specified in Section 3.9.
           --------------

          "Third Supplemental Indenture" has the meaning provided in the
           ----------------------------
Preamble.

          "Trading Day" means (x) if the applicable security is listed or
           -----------
admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trustee" means the party named as such above until a successor
           -------
replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

          "Underwriting Agreement" means that certain underwriting agreement
           ----------------------
relating to the Notes by and among the Company, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. dated as of October 4, 2001.

          The terms "Indenture," "Base Indenture," and "Notes" shall have the
                     ---------    --------------        -----
respective meanings set forth in the Recitals to this Third Supplemental Indenture.

                                   ARTICLE II

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.1 Designation and Principal Amount. There is hereby
                      --------------------------------
authorized a series of Debt Securities designated the Zero-Coupon Convertible Senior Notes Due October 10, 2021, limited (except as otherwise provided in
Article II of the Base Indenture) in aggregate Principal Amount to $1,000,756,000. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section
2.05 of the Base Indenture.

          Section 2.2 Maturity. The date upon which the Notes shall become due
                      --------
and payable at final maturity, together with unpaid interest is October 10, 2021.

          Section 2.3 Form. The Notes shall be Registered Securities. The
                      ----
certificates for the Notes shall be in substantially the form attached hereto as Exhibit A. The Notes are being offered and sold by the Company pursuant to the Underwriting Agreement.

          Section 2.4 Global Securities. (a) The Notes will be issued initially
                      -----------------
in the form of one or more Global Securities registered in the name of the Depositary or its nominee.

                                  ARTICLE III

                           REDEMPTION AND CONVERSIONS

          Section 3.1 Optional Redemption by the Company. (a) Right to Redeem;
                      ----------------------------------      ---------------
Notice to Trustee. The Company, at its option, may redeem the Notes in
-----------------
accordance with the provisions of paragraphs 6 and 8 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Notes to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date. The Company shall give the notice to the Trustee provided for in this Section 3.1(a) at least 45 days before the Redemption Date.

          (b) Selection of Notes to Be Redeemed. If any Note selected for
              ---------------------------------
partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this
Section 3.1(b) shall affect the right of any Holder to convert any Note pursuant to Sections 3.5, 3.6 and 3.7 before the termination of the conversion right with respect thereto.

          (c) Notice of Redemption. At least 30 days but not more than 60 days
              --------------------
before a Redemption Date, the Company shall provide notice of redemption to each Holder of Notes to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

          (i)    the Redemption Date;

          (ii) the Redemption Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, payable on the Redemption Date;

          (iii)  the then current Conversion Rate;

          (iv)   the name and address of the Paying Agent and the Conversion
     Agent;

          (v) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any;

          (vi) that the Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

          (vii) that Holders who wish to convert Notes must comply with the procedures in paragraph 9 of the Notes;

          (viii) that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Original Issue Discount and interest (including contingent interest), if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

          (ix) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts of the particular Notes to be redeemed;

          (x) the CUSIP number or numbers for the Notes called for redemption; and

          (xi) the election of the Company (which, subject to the provisions of Sections 3.6, 3.7 and 3.8, shall be irrevocable) to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares with respect to any Notes that may converted after the mailing of such notice and prior to the Redemption Date.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          (d) Effect of Notice of Redemption. Once notice of redemption is
              ------------------------------
given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid contingent interest, if any) stated in the notice, except for Notes that are converted in accordance with the provisions of Sections 3.6, 3.7 and 3.8. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price (together with accrued and unpaid contingent interest, if any).

          (e) Sinking Fund. There shall be no sinking fund provided for the
              ------------
Notes.

          (f) Deposit of Redemption Price. On or before 11:00 a.m. (New York
                     ---------------------------
City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of, and any accrued and unpaid contingent interest with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of Sections 3.6, 3.7 and 3.8. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

          Section 3.2 Purchase at Option of the Holder upon a Fundamental
                      ---------------------------------------------------
Change. (a) If a Fundamental Change shall occur at any time prior to October 10,
------
2003, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the "Fundamental Change Purchase Date") (or if such date is not a business day, the
 --------------------------------
next succeeding business day) that is 35 business days after the date of the Fundamental Change. The Notes shall be purchased in integral multiples of $1,000 of Principal Amount. The Company shall purchase such Notes for Cash at a price per Note (the "Fundamental Change Purchase Price") equal to the Accreted Value
               ---------------------------------
on the Fundamental Change Purchase Date as set forth in Section 3.4. No Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Purchase Price of all such Notes.

          (b) The Company, or at its request (which must be received by the Trustee at least three business days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a notice (a "Fundamental Change
                                                              ------------------
Notice") of the occurrence of a Fundamental Change and of the purchase right
------
arising as a result thereof, on or before the 20/th/ business day after the occurrence of such Fundamental Change.

          The Fundamental Change Notice shall state:

          1. briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

          2. the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.2 must be given;

          3.  the Fundamental Change Purchase Date;

          4.  the Fundamental Change Purchase Price;

          5.  the name and address of the Paying Agent and the Conversion
              Agent;

     6. the Conversion Rate and any adjustments thereto applicable on the Fundamental Change Notice Date;

     7. that Notes as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Sections 3.6, 3.7 and 3.8 of the Third Supplemental Indenture only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     8. that Notes must be surrendered to the Paying Agent for cancellation to collect payment of the Fundamental Change Purchase Price;

     9. that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in (8);

     10. briefly, the procedures the Holder must follow to exercise rights under this Section 3.2;

     11.  briefly, the conversion rights of the Notes;

     12.  the procedures for withdrawing a Fundamental Change Purchase Notice;

     13. that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, Original Issue Discount and interest, if any, on Notes covered by any Fundamental Change Purchase Notice (or interest, if the Notes have been converted into Cash Pay notes pursuant to Section 3.9 of this Third supplemental Indenture, if any) will cease to accrue on and after the Fundamental Change Purchase Date; and

     14.  the CUSIP number or ISIN number of the Notes; and

     15.  the procedures for withdrawing a Fundamental Change Purchase Notice.

     The Company shall promptly furnish to the Trustee a copy of such notice.

     (c) For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with the form entitled "Fundamental Change Purchase Notice" (the "Fundamental Change Purchase
                                                    ---------------------------
Notice") on the reverse thereof duly completed, prior to the close of business
------
on the Fundamental Change Purchase Date; provided, however, if the Notes are in book-entry form such transfer shall be made in accordance with the customary practices of the Depositary.

     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for purchase shall be determined by the Company, whose determination shall be final and binding.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.2, a portion of a Note if the Principal Amount of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Third Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.2 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery or book-entry transfer of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.2 shall have the right at any time prior to the close of business on the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.5(a).

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

                  Section 3.3 Purchase of Notes at the Option of the Holder;
                              ----------------------------------------------
Payment of Purchase Price in Stock.
-----------------------------------

                  (a) Purchase of Notes at the Option of the Holder. A Holder
                      ---------------------------------------------
of Notes shall have the option to require the Company to purchase any of such Holder's Notes, on each of October 10, 2003, October 10, 2004, October 10, 2006, October 10, 2011 and October 10, 2016 (each, a "Purchase Date"), at the purchase
                                                -------------
price specified in paragraph 7 of the Notes (each, a "Purchase Price"), upon:
                                                      --------------

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening
                                ---------------
         of business on the date that is 30 business days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                      (i) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                      (ii) the portion of the Principal Amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof;

                      (iii) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Third Supplemental Indenture; and

                      (iv) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the

     Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in Section 3.3(e), whether such Holder elects
     (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount and certificate numbers, if the Notes are in certificated form, of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

     (2) delivery or book-entry transfer of such Note to the Paying
  Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
  Section 3.3 only if the Note so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     (b) Procedures. (a) If a Holder, in such Holder's Purchase Notice (and in
         ----------
any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election regarding a conditional withdrawal pursuant to the terms of clause (iv) of Section 3.3(a)(1), such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Purchase Notice in the circumstances set forth in such clause (iv).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.3, a portion of a Note if the Principal Amount of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Third Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.3 shall be consummated by the delivery of them consideration to be received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.3(b) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.5(a).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (c) Company's Right to Elect Manner of Payment of Purchase Price.  The
         ------------------------------------------------------------
Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Notes to be purchased pursuant to Section 3.3(a) as of such Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any
                                      ----
combination of Cash and Common Stock, subject to the conditions set forth in Section 3.3(d) and (e); provided, however, that any Purchase Price paid on October 10, 2003 pursuant to Section 3.3(a) must be paid fully in Cash. The Company shall designate, in the Company Notice delivered pursuant to Section 3.3(f), whether the Company shall purchase the Notes for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.3 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 3.3(e) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for Cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.3(c) or Section 3.3(e).

                  At least five business days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company;

                  (ii)     the information required by Section 3.3(f);

                  (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.3(e) have been or shall be complied with; and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.3(f).

                  (d)      Purchase with Cash. On the initial Purchase Date, the
                           ------------------
Purchase Price of all Notes in respect of which a Purchase Notice pursuant to
Section 3.3(a) has been given shall be paid by the Company with cash equal to the aggregate Purchase Price of such Notes. On each other Purchase Date, at the option of the Company, the Purchase Price in respect of which a Purchase Notice pursuant to Section 3.3(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Notes.

                  (e)      Payment by Issuance of Common Stock. On each Purchase
                           -----------------------------------
Date other than initial one, at the option of the Company, subject to Section 3.3(c), the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.3(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of Cash to which the

Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in Cash by (y) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

     The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

     The Company's right to exercise its election to purchase the Notes pursuant to Section 3.3 through the issuance of shares of Common Stock shall be conditioned upon:

          (i)   the Company having given timely notice in accordance with
     Section 3.3(f) of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

          (ii) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the United States national securities exchange on which the Common Stock is then listed on or, if the Common Stock is not then listed on a national securities exchange, having been approved for trading on the Nasdaq National Market;

          (iii) (A)(1) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act of 1933 or (2) the issuanceof the shares of Common Stock in a transaction which is exempt from the registration requirements of the Securities Act of 1933 and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act of 1933 or otherwise and (B) the registration of the shares of Common Stock under the Exchange Act, to the extent required thereby;

          (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Third Supplemental Indenture and
     (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Third Supplemental Indenture in payment of the specified percentage of the Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and, in the case of such Opinion of Counsel, stating that condition (iii) has been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is publicly reported. If any of the conditions set forth in this Section 3.3(e) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Notes to be purchased as of such Purchase Date pursuant to this Section 3.3 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Notes of such Holder or Holders in Cash.

          Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount of the Notes shall receive, the Company shall provide notice of such determination.

          (f)  Notice of Election. The Company's notices of election to purchase
               ------------------
with Cash or Common Stock, or any combination thereof (each, a "Company
                                                                -------
Notice"), shall be sent to the Holders (and to beneficial owners if required by
------
applicable law) at their addresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 business days prior to the Purchase Date (the "Company Notice Date"). Such Company Notices shall state
                        -------------------
the manner of payment elected and shall contain the following information.

          In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

               (i) state that each Holder shall receive Common Stock in respect of the specified percentage of the Purchase Price of the Notes held by such Holder (except any Cash amount to be paid in lieu of fractional shares);

               (ii) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing
          (x) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (y) the Market Price of a share of Common Stock;

               (iii) set forth the method of calculating the Market Price of the Common Stock; and

               (iv) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

          In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

          (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be payable with respect to the Notes on the Purchase Date;

          (ii)   the name and address of the Paying Agent and the Conversion
     Agent;

          (iii) that Notes as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Third Supplemental Indenture;

          (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price and contingent interest, if any;

          (v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, shall be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (iv);

          (vi)   the procedures the Holder must follow under Section 3.3;

          (vii)  briefly, the conversion rights of the Notes;

          (viii) that, unless the Company defaults in making payment of such Purchase Price and contingent interest, if any, Original Issue Discount and interest (including contingent interest), if any, on Notes covered by any Purchase Notice (or interest, if the Notes have been converted into Cash Pay Notes pursuant to Section 3.9 of this Third Supplemental Indenture, if any) will cease to accrue on and after the Purchase Date;

          (ix)   the CUSIP or ISIN number of the Notes; and

          (x) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.3(a)(1)(iv).

     At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     (g)  Covenants of the Company. All shares of Common Stock delivered upon
          ------------------------
conversion or purchase of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          (h) Taxes. If a Holder of a Note is paid in Common Stock, the Company
              -----
shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          Section 3.4 Deposit of Purchase Price or Fundamental Change Purchase
                      --------------------------------------------------------
Price. On or before 11:00 a.m. (New York City time) on the Purchase Date or
-----
Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent Cash (or, if the Company or an Affiliate of the Company is acting as Paying Agent, shall segregate and hold in trust an amount of Cash) in respect of a Cash purchase under Section 3.3(d) or for fractional interests or contingent interest, as applicable, or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of, and any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased pursuant to Section
3.2 or 3.3. Payment of the Purchase Price or Fundamental Change Purchase Price for such Note shall be made as soon as practicable following the later of the Purchase Date or Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Note. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 3.3(e), no payment or adjustment shall be made for dividends on the Common Stock in respect of a Common Stock Record Date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price or Fundamental Change Purchase Price of such Note on the business day following the Purchase Date or Fundamental Change Purchase Date, then, on and after such date, such Note shall cease to be outstanding and Original Issue Discount on such Note shall cease to accrue, whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon delivery or transfer of the Note).

          Section 3.5 Further Conditions for Purchase at the Option of Holders
                      --------------------------------------------------------
upon a Fundamental Change and Purchase of Notes at the Option of the Holder.
---------------------------------------------------------------------------

          (a) Effect of Purchase Notice or Fundamental Change Purchase Notice.
              ---------------------------------------------------------------
Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.3(a) or Section 3.2(b), as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest, if any, with respect to such Note. Such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.3(a) or Section 3.2(c), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.3(a) or Section 3.2(c), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

          (a) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted;

          (b) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted; and

          (c) the Principal Amount, if any, of the Notes which remain subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice or Fundamental Change Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.3(a)(1)(iv) or
(ii) a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Notes pursuant to Section 3.2 or
Section 3.3 (other than through the issuance of Common Stock in payment of the Purchase Price, including Cash in lieu of any fractional shares) if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Third Supplemental Indenture, or
(y) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          (b) Notes Purchased in Part. Any Note that is to be purchased only in
              -----------------------
part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.

          (c) Covenant to Comply with Securities Laws upon Purchase of Notes. In
              --------------------------------------------------------------
connection with any offer to purchase Notes under Section 3.2 or 3.3, the Company shall (i) comply with Rules 13e-4 and 14e-1 (which terms, as used herein, include any successor provision thereto) under the Exchange Act, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.2 and 3.3 to be exercised in the time and in the manner specified in Sections 3.2 and 3.3.

          (d) Repayment to the Company. The Trustee and the Paying Agent shall
              ------------------------
return to the Company any Cash or shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be, or contingent interest, if any; provided, however, that to the extent that the aggregate amount of Cash or shares of Common Stock deposited by the Company pursuant to Section 3.4 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of, and any accrued and unpaid contingent interest with respect to, the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the business day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such Cash or shares are held by the Trustee or the Paying Agent.

          Section 3.6 Conversion of Notes. (a) Right to Convert. A Holder of
                      -------------------      ----------------
a Note may convert such Note into Common Stock at any time during which the conditions stated in paragraph 9 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount (the "Conversion Rate") shall be that set forth in paragraph 9 in the Notes,
      ---------------
subject to adjustment as herein set forth.

          A Holder may convert a portion of the Principal Amount of a Note if the portion is $1,000 or a multiple of $1,000. Provisions of this Third Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

          The Holders' right to convert Notes into shares of Common Stock is subject to the Company's right to elect instead to pay such Holder the amount of cash set forth in this Section 3.6(b), in lieu of delivering such shares of Common Stock; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the Notes) shall have occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Note shall be converted into shares of Common Stock or cash pursuant to Section 3.6(b and be continuing, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with this Article III, whether or not the Company has delivered a notice pursuant to Section 3.1(c) or this Section 3.6(b) to the effect that the Notes would be paid in cash. The amount of cash to be paid pursuant to this Section 3.6(b) hereof for each $1,000 of principal amount of a Note upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 3.1(c), or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date.

          (b)   Conversion Procedures. To convert a Note a Holder must satisfy
                ---------------------
the requirements in paragraph 9 of the Notes. The date on which the Holder of Notes satisfies all those requirements is the conversion date (the "Conversion
                                                                    ----------
Date"). The Conversion Agent shall notify the Company of the Conversion Date
----
within one business day of the Conversion Date. Within two business days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Note shall be converted into shares of Common Stock or paid in cash, unless the Company shall have delivered such notice previously pursuant to Section 3.1(c). If the Company shall have notified the Holder that all of such Note shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as promptly as practicable but in any event no later than the fifth business day following the date of the Company's notice of its election to deliver shares of Common Stock, a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 3.6(c) hereof. Except as provided in the last sentence in the second paragraph of Section 3.6(a) hereof, if the Company shall have notified the Holder that all or a portion of such Note shall be paid in cash, the Company shall deliver to the Holder surrendering such Note the amount of cash payable with respect to such Note no later than the tenth business day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 3.6(c) hereof. Except as provided in the last sentence in the second paragraph of Section 3.6(a) hereof, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Note once the Company has notified the Holder in accordance with this paragraph. If shares of Common Stock are delivered as consideration, then the Person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note and such Note shall be cancelled and no longer Outstanding.

          No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
3.7. On conversion of a Note, that portion of Accreted Value (or interest, if the Company has exercised its option to convert the Notes to Cash Pay Notes pursuant to Section 3.9) attributable to the period from the Issue Date of the Note to the Conversion Date and accrued contingent interest with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted.

          If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Notes converted.

          Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in Principal Amount (or the Restated Principal Amount, if applicable) to the unconverted portion of the Note surrendered.

          If the last day on which a Note may be converted is a legal holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

          (c)   Cash Payments in Lieu of Fractional Shares. The Company shall
                ------------------------------------------
not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

          (d)   Taxes on Conversion. If a Holder converts a Note, the Company
                -------------------
shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          (e)   Company to Provide Stock. The Company shall, prior to issuance
                ------------------------
of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

          All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          Section 3.7   Adjustments to Conversion Rate.  The Conversion Rate
                        ------------------------------
shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of Common Stock or other Capital Stock, on Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 3.7 shall become effective immediately after the Common Stock Record Date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend, distribution had not been declared.

           (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Sale Price per share of Common Stock on the day preceding the date of announcement of the Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Sale Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Common Stock Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets (other than Cash) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3.7(b)) (any of the foregoing hereinafter in this
Section 3.7 called the "Distributed Securities"), then, the Conversion Rate
                        ----------- ----------
shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Common Stock Record Date mentioned below, and the denominator shall be the Sale Price per share of the Common Stock on such Common Stock Record Date less the Fair Market Value on such Common Stock Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the Common Stock Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event (a) the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the Common Stock Record Date or (b) such Market Price exceeds the Fair Market Value of such Distributed Securities by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note immediately prior to such Common Stock Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 3.7(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market on the same day used in computing the Sale Price of the Common Stock.

      Notwithstanding the foregoing provisions of this Section 3.7, no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the Common Stock Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, converted such Note into Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

      Upon conversion of the Notes the Holders shall receive, in addition to the Common Stock issuable upon such conversion, any rights issued under any existing or future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock Cash (excluding any Cash that is distributed upon a merger or consolidation to which Section 3.8(f) applies) in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in Cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 3.7 has been made, exceeds on a per share basis 15% of the Sale Price on the day preceding the date of declaration of such dividend or distribution, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Common Stock Record Date by a fraction of which the numerator shall be such Sale Price of the Common Stock and the denominator shall be such Sale Price of the Common Stock less the amount of Cash and the Fair Market Value (as so determined) of such other consideration so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that no adjustment will be made in respect of any such dividends and distributions that are paid during any period for which we are paying contingent interest to Holders; provided, further, that, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, Cash and other consideration the Holder would have received had such Holder converted such Note immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 3.7(d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 3.7(d) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

               (e) For purposes of this Section 3.7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               Section 3.8 Miscellaneous Provisions Relating to Conversion(a).
                           --------------------------------------------------
When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be
-------------------------------
made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 3.7, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment. All calculations under Sections 3.6, 3.7 and 3.8 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

               (b) When No Adjustment Required. No adjustment need be made for
                   ---------------------------
rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Notes become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities subject to Section 3.8(f). Interest shall not accrue on the Cash.

               No adjustment need be made for a transaction referred to in
Section 3.7(a), (b), (c) or (d) if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction and the Holder is not economically harmed by such transaction and the failure to make an adjustment. Such participation by Holders may include participation in the transaction upon conversion of their Note by the Holder provided that an adjustment shall be made at such time as the Holder is not entitled to participate on the basis described in the prior sentence.

               (c)   Notice of Adjustment. Whenever the Conversion Rate is
                     --------------------
adjusted, the Company shall promptly provide to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

               (d)   Voluntary Increase. The Company may make such increases in
                     ------------------
the Conversion Rate, in addition to those required by Section 3.7, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

               (e)   Notice to Holders Prior to Certain Actions. In case:
                     ------------------------------------------

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 3.7;

               (ii) the Company shall authorize the granting to all or substantially all the Holders of its Common Stock of rights or warrants to subscribe for or purchase any Common Stock;

               (iii) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company.

the Company shall cause to be filed with the Trustee and to be provided to Holders of Notes, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     (f) Effect of Reclassification, Consolidation, Merger or Sale. If any of
         ---------------------------------------------------------
the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock; or (iii) any sale conveyance of or other transfer of all, or substantially all, of the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including Cash) receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance or transfer by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale, conveyance or transfer. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.8(f).

     The Company shall cause notice of the execution of such supplemental indenture to be provided to Holders of Notes, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 3.8(f) applies to any event or occurrence, Section 3.7 shall not apply.

     (g) Responsibility of Trustee. The Trustee and any other Conversion Agent
         -------------------------
shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other

Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Five of the Base Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or Cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 3.8(f) relating either to the kind or amount of shares of stock or securities or property (including Cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 3.8(f) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Five of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     (h) Simultaneous Adjustments. In the event that Sections 3.6, 3.7 or 3.8
         ------------------------
require adjustments to the Conversion Rate under more than one of Section 3.7(a), (b), (c) or (d), and the Common Stock Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 3.7(c), second, the provisions of Section 3.7(d), third, the provisions of Section 3.7(a), and fourth, the provisions of Section 3.7(b).

     (i) Successive Adjustments. After an adjustment to the Conversion Rate
         ----------------------
under Sections 3.6, 3.7 or 3.8, any subsequent event requiring an adjustment under Sections 3.6, 3.7 or 3.8 shall cause an adjustment to the Conversion Rate as so adjusted.

     (j) General Considerations. Whenever successive adjustments to the
         ----------------------
Conversion Rate are called for pursuant to Sections 3.6, 3.7 or 3.8, such adjustments shall be made to the Sale Price or Market Price as may be necessary or appropriate to effectuate the intent of Sections 3.6, 3.7 or 3.8 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     Section 3.9 Optional Conversion to Semi-Annual Cash Pay Notes upon Tax
                 ----------------------------------------------------------
Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a
-----                                    --------------
Tax Event and (ii) the date the Company exercises its option set forth in this
Section 3.9, whichever is later (the "Option Exercise Date"), at the option of
                                      --------------------
the Company, cash interest in lieu of future Accreted Value shall accrue at the rate of 1.25% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to its Accreted Value
                       -------------------------
on the Option Exercise Date and shall be payable semi-annually on October 10 and April 10 of each year (each, an "Interest Payment Date") to holders of record at
                                 ---------------------
the close of business on September 25 and March 26 (each, a "Regular Record
                                                             --------------
Date") immediately preceding such Interest Payment Date. Interest will be
----
computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of their exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and provide notice to the Holders of the Notes. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date, in lieu of the Principal Amount or Accreted Value, as applicable, of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest and (ii) contingent interest shall cease to accrue on the Notes. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to Cash Pay Notes.

     Section 3.10 Calculation and Reporting of Original Issue Discount for U.S.
                  -------------------------------------------------------------
Federal Income Tax Purposes. The Company agrees, and each Holder and any
---------------------------
beneficial holder of a Note by its purchase thereof shall be deemed to agree, to treat (in the absence of an administrative determination or judicial ruling to the contrary), for United States federal income tax purposes, the Notes as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations. For United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the "noncontingent bond method," set forth in Section 1.1275-4(b) of the Treasury Regulations, based on a comparable yield of 5.32% compounded semiannually and the projected payment schedule attached hereto as Exhibit B.

     The Trustee, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (a) any payments or accruals of interest and original issue discount with respect to the Notes or
(b) the issuance, delivery, holding, transfer, redemption, conversion, or exercise of rights under the Notes. Such compliance shall include, without limitation, (i) preparing, timely filing with the applicable taxing authority, and (to the extent required under applicable tax laws) timely furnishing Holders with copies of, all tax reports or statements with respect to payments or accruals of interest and original issue discount on, or redemptions or conversions of, the Notes which are required to be prepared, filed, and furnished under applicable tax laws, (ii) withholding and paying over to the applicable taxing authorities any tax withholdings that are required to be made with respect to payments or accruals of interest and original issue discount on, or redemptions or conversions of, the Notes under applicable tax laws, and (iii) making reasonable efforts to obtain from Holders all IRS Forms (and similar forms under applicable state, local, and foreign tax law) and other documentation required under applicable tax laws in order to establish exemptions from or reductions in withholding taxes. The Trustee shall also maintain all appropriate records documenting compliance with such requirements until such time as all applicable periods of limitation for assessing or collecting any taxes or penalties for failure to fully comply with such requirements have expired, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request. The Trustee shall comply with any direction received from the Company with respect to the foregoing or in other particular circumstances, and may rely on any such direction or upon an Opinion of Counsel in accordance with the provisions of Article VII of the Base Indenture.

          The Company acknowledges and agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash pay nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes, but the comparable yield may not be less than the "applicable Federal Rate" within the meaning of United States Treasury Regulation 1.275-4(b)(4)(i)(A); (ii) the schedule of projected payments attached hereto as Exhibit B is determined on the basis of the comparable yield and an assumption of linear growth of the stock price and a constant dividend yield; (iii) the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes; and (iv) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.

          Section 3.11  Payment of Interest
                        -------------------

          (a)  Paying Agent to Hold Money in Trust. Prior to 11:00 a.m. (New
               -----------------------------------
York City time) on any applicable payment date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay semi-annual or contingent interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          (b)  Holder Lists. The Trustee shall preserve in as current a form as
               ------------
is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five business days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          (c)  Payment of Interest; Interest Rights Preserved. (i) Semi-annual
               ----------------------------------------------
or contingent interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semi-annual or contingent interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global

Security, semi-annual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

          (ii) Except as otherwise specified with respect to the Notes, any semi-annual or contingent interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term
                                             ------------------
     shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below.

                 (A) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall
                                 -------------------
          promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to the Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

                 (B) Alternatively, the Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any Notes exchange on which such Notes may be listed, and upon such Notice as may be required by such exchange, if, after notice given by the

         Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 3.11, each Note delivered under this Third Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to semi-annual or contingent interest accrued and unpaid to, and to accrue, which were carried by such other Note.

                                   ARTICLE IV

                                     NOTICE

         Section 4.1 Notice by the Company. The Company shall give prompt
                     ---------------------
written notice to a responsible officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes. Notwithstanding any of the provisions of the Base Indenture and this Third Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.1 at least two business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two business days prior to such date.

                                   ARTICLE V

                                EVENTS OF DEFAULT

         Section 5.1 Events of Default. For the sole benefit of the holders of the Notes, Section 6.01 of the Base Indenture is hereby deleted in its entirety and replaced by the following Section 6.01:

         "SECTION 6.01. If any one or more of the following shall have occurred and be continuing (each of the following, an "Event of Default"):
                                                       ----------------

         (a) default in the payment of the Principal Amount (or if the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to Section 3.9, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Notes, when such amount becomes due and payable at Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; or

         (b) if contingent interest is payable or the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to Section 3.9, the failure to pay such interest due within 30 days of the due date; or

     (c) default in the performance, or breach, of any covenant of the Company in this Indenture, including failure on the part of the Company to comply with Article Ten (other than a covenant or a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Debt Securities other than the Notes), and continuance of such default or breach for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a "notice of default" hereunder, and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Notes at the time Outstanding; or

     (d) if an event of default as defined in any mortgage, indenture, bonds, debentures, notes or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in more than $50,000,000 (or its equivalent in any other currency) in principal amount of such indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and that acceleration shall not be rescinded or annulled, or that indebtedness shall not have been discharged, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Notes at the time Outstanding a written notice specifying the event of default and requiring the Company to cause the acceleration to be rescinded or annulled or to cause that indebtedness to be discharged and stating that such notice is a "notice of default" hereunder; or

     (e) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due, (vii) take corporate action for the purpose of effecting any of the foregoing, or (viii) take any comparable action under any foreign laws relating to insolvency; or

     (f) the entry of an order or decree by a court having competent jurisdiction in the premises for (i) relief in respect of the Company or a substantial part of any of its property under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of any of its property or (iii) the winding-up or liquidation of the Company, and such order or decree shall continue unstayed and in effect for 60 consecutive days; or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

then and in each and every case that an Event of Default described in clause
(a), (b), (c) or (d) occurs and is continuing, either the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the Issue Price plus the Original Issue Discount accrued through the date of such declaration, and any accrued and unpaid contingent interest through the date of such declaration, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes appertaining thereto contained to the contrary notwithstanding. If an Event of Default described in clause (e) or (f) occurs, then and in each and every such case, the Issue Price plus the Original Issue Discount accrued through the occurrence of the event described in clause (e) or (f) and any accrued and unpaid contingent interest through the date of such event on all the Notes then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

          If the Notes have been converted to Cash Pay Notes following the occurrence of a Tax Event, the amount due on an acceleration will be the Restated Principal Amount plus accrued and unpaid interest.

          In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

          The Holders of a majority in aggregate Principal Amount of the Notes at the time Outstanding by notice to the Trustee and without notice to any other Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount and accrued and unpaid contingent interest, if any, that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken. The foregoing Events of Default shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (d), (e) or (f) indicating its status and what action the Company is taking or proposes to take with respect thereto."

                                   ARTICLE VI

                                  MODIFICATION

          Section 6.1 Purposes for Which Supplemental Indenture May Be Entered
                      --------------------------------------------------------
Into Without Consent of Holders. For the sole benefit of the Holders of the
-------------------------------
Notes, Section 9.01 of the Base Indenture is modified by deleting paragraph (e) in its entirety.

          Section 6.2 Modification of Indenture with Consent of Holders of
                      ----------------------------------------------------
Notes. For the sole benefit of the Holders of the Notes, Section 9.02 of the
-----
Base Indenture is hereby deleted in its entirety and replaced by the following
Section 9.02:

          "SECTION 9.02. Modification of Indenture with Consent of Holders of
                         ----------------------------------------------------
Notes. Without notice to any Holder but with the consent (evidenced as provided
-----
in Section 8.01 of the Base Indenture) of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes, the Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture, without the consent of the Holders of each Note so affected, shall:

          (i) reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment;

          (ii) reduce the Principal Amount, Restated Principal Amount or Issue Price or extend the Maturity of any Note;

          (iii) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Note;

          (iv) make any change that adversely affects the rights of Holders to convert their Notes;

          (v) make any change in the manner of calculation or rate of accrual of, or that adversely affects the right to receive, Original Issue Discount or interest, in respect of any Note; reduce the rate of interest referred to in paragraph 1 of the Notes; reduce the rate of interest referred to in Section 3.9 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount, contingent interest or interest, if any, on any Notes.

          (vi) make any change that adversely affects the right to require the Company to purchase the Notes.

          (vii) make any Note payable in Currency other than that stated in the Note;

          (viii) release any security that may have been granted in respect of the Notes;

          (ix) make any change in Section 6.06 of the Base Indenture or the second sentence of this Section 9.02;

          (x) impair the right to institute suit for the enforcement of any payment with respect to, or a conversion of, the Notes; or

          (xi)    modify any of the provisions of this Section 9.02, Section
     4.09 of the Base Indenture or Section 6.06 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, provided, however, that this Section 9.02 shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 9.02, Section 4.09 or the deletion of this proviso, in accordance with the requirements of Section 7.08 of the Base Indenture and Section 9.01(j) of the Base Indenture.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of debt securities and coupons, if any, or which modifies the rights of the Holders of debt securities and coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Notes of any other series.

          Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon (subject to Section 7.01 of the Base Indenture), an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of the Notes affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02."

                                  ARTICLE VII

                           AMENDMENT OF CERTAIN OTHER

                        PROVISIONS OF THE BASE INDENTURE

          Section 7.1 Amendments Relating to the Notes. The Base Indenture is
                      --------------------------------
hereby further amended, solely with respect to the Notes, as follows:

          (a) Section 2.08 of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (b) Section 2.09 of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount" and "bona fide purchaser" with "protected purchaser."

          (c) Section 4.01 of the Base Indenture is hereby amended by replacing it in its entirety with the following:

          "Section 4.01. Payment of Notes. The Company shall promptly make all
                         ----------------
payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture or the Third Supplemental Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and cash interest shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Fundamental Change Purchase Price, on the business day following the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture or the Third Supplemental Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount."

          (d) Section 4.04 of the Base Indenture is hereby amended as follows:

          i. Section 4.04(a)(i) of the Base Indenture is hereby amended by replacing the phrase therein "payment of the principal of, and premium, if any, or interest on," with "payment in respect of."

          ii. Section 4.04(a)(ii) of the Base Indenture is hereby amended by replacing the phrase therein "payment of the principal of, and premium, if any, or interest on," with "payment in respect of."

          iii. Section 4.04(b) of the Base Indenture is hereby amended by (i) replacing the phrase on the second line therein "the principal of, and premium, if any, or interest on," with "payments in respect of", (ii) replacing the phrase on the fifth line therein "pay such principal, premium, if any, or interest" with "make such payments" and (iii) replacing the phrase on the seventh line therein "any payment of the principal of, and premium, if any, or interest on," with "any payment in respect of."

          iv. Section 4.04(d) of the Base Indenture is hereby amended by (i) replacing the phrase on the third line therein "the principal of, and premium, if any, or interest on," with "payments in respect of" and (ii) replacing the phrase on the fourth line therein "pay the principal, premium or interest" with "make such payments."

          (e) Section 4.09 of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (f) Section 6.04 of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount" and "payment of the principal of, and premium, if any, or interest on," with "payment in respect of."

          (g) Section 6.06 of the Base Indenture is hereby amended by replacing the words "principal amount" with "Principal Amount."

          (h) Section 6.07 of the Base Indenture is hereby amended by replacing the phrase therein "payment of the principal of, and premium, if any, or interest on," with "payment in respect of."

          (i) Section 6.08 of the Base Indenture is hereby amended by replacing the phrase therein "payment of the principal of, and premium, if any, or interest on," with "payment in respect of."

          (j) Section 7.01(d) of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (k) Section 7.02(g) of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (l) Section 7.08 of the Base Indenture is hereby amended by replacing the words in the first and second paragraphs therein "principal amount" with "Principal Amount."

          (m) Section 8.01 of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (n) Section 8.03 of the Base Indenture is hereby amended by replacing the phrase therein "payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on" with "payments in respect of."

          (o) Section 8.04 of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (p) Section 9.01(b) of the Base Indenture is hereby amended by replacing the words therein "principal amount" with "Principal Amount."

          (q) Article XI of the Base Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE XI

                             DISCHARGE OF INDENTURE

          SECTION 11.01. Discharge of Liability on Notes. When (i) the Company
                         -------------------------------
delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (ii) all Outstanding Notes have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Notes, Common Stock sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.09 of this Indenture), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Third Supplemental Indenture shall, subject to Section 7.06 of this Indenture, cease to be of further effect with respect to the Notes. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture and the Third Supplemental Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

          SECTION 11.02. Repayment to the Company. The Trustee and the Paying
                         ------------------------
Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof."

          Section 7.2 Interpretation of Base Indenture. Except as otherwise
                      --------------------------------
specifically provided in this Third Supplemental Indenture, whenever in the Base Indenture there is mentioned, in any context, the principal of or principal amount of any Debt Security of any series or a percentage in principal amount of the Outstanding Debt Securities of any series, such mention shall be deemed to be, solely with respect to the Notes, the Principal Amount of the Notes or such percentage of the aggregate Principal Amount of the Notes at the time Outstanding.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Ratification of Indenture. The Indenture as supplemented
                      -------------------------
by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third

          Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          Section 8.2 Trustee Not Responsible for Recitals. The recitals herein
                      ------------------------------------
contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

          Section 8.3 New York Law to Govern. THIS THIRD SUPPLEMENTAL INDENTURE,
                      ----------------------
EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

          Section 8.4 Separability. In case any one or more of the provisions
                      ------------
contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 8.5 Counterparts. This Third Supplemental Indenture may be
                      ------------
executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                        ELECTRONIC DATA SYSTEMS CORPORATION,
                                        as Issuer

                                        By: /s/ D. Gilbert Friedlander
                                           _____________________________________
                                           Name: D. Gilbert Friedlander
                                           Title: Senior Vice President


Attest:

By: /s/ David B. Hollander
   ______________________________________
   Name: David B. Hollander
   Title: Assistant Secretary


                                        THE CHASE MANHATTAN BANK,
                                        as Trustee

                                        By: /s/ Kalvin R. Dickson
                                           _____________________________________
                                           Name: Kalvin R. Dickson
                                           Title: Vice President

                                                                      EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER
                                                          ---
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       ELECTRONIC DATA SYSTEMS CORPORATION

            ZERO-COUPON CONVERTIBLE SENIOR NOTE DUE OCTOBER 10, 2021

No. __________                              CUSIP:
                                            ISIN:

Issue Date:  October 10, 2001                  Original Issue Discount: $220.59
Issue Price: $779.41                           (for each $1,000 Principal Amount
(for each $1,000 Principal                     at Final Maturity)
Amount at Maturity)



          Electronic Data Systems Corporation, a Delaware corporation, promises to pay to __________ or registered assigns, on October 10, 2021 the Principal Amount of __________ Dollars ($__________).

          This Note shall not bear periodic interest except as specified on the other side of this instrument. This Note shall accrete as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, Electronic Data Systems Corporation has caused this instrument to be duly executed.

Dated:  October 10, 2001                     ELECTRONIC DATA SYSTEMS CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:



Attest:


By:________________________________________
   Name:
   Title:




The Chase Manhattan Bank, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.



By:________________________________________
   Name:
   Title: Authorized Signatory


Dated:  October 10, 2001

                    [FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                       ELECTRONIC DATA SYSTEMS CORPORATION

            ZERO-COUPON CONVERTIBLE SENIOR NOTE DUE OCTOBER 10, 2021

          1.       INTEREST

          This Note shall not bear periodic interest, except as specified in this paragraph and in paragraphs 5 and 10 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Maturity Date of this Note) or if interest (including semi-annual contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 10 hereof, then in each such case the overdue amount shall bear interest at the rate of 1.25% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accretion.

          The Notes shall increase in Accreted Value commencing on the Issue
Date.

          "Accreted Value" means, at any date of determination, (1) prior to
           --------------
such time as this Note is converted to a Cash Pay Note, the sum of (x) the Issue Price of this Note and (y) the portion of the excess of the Principal Amount of this Note over the Issue Price ("Original Issue Discount") which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semiannually on each April 10 and October 10 at the rate of 1.25% per annum from the Issue Date through the date of determination compounded on the basis of a 360-day year and twelve 30-day months and (2) at or after such time as this Note is converted to a Cash Pay Note, its Restated Principal Amount.

          2.       METHOD OF PAYMENT

          Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the business day preceding the Redemption Date or Maturity Date, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

          3. PAYING AGENT, CONVERSION AGENT, BID AGENT AND REGISTRAR

          Initially, The Chase Manhattan Bank (the "Trustee"), shall act as
                                                    -------
Paying Agent, Conversion Agent, Bid Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company or any of its Subsidiaries or any of these Affiliates shall act as Bid Agent.

          4. INDENTURE

          The Company issued the Notes under an Indenture dated as of August 12, 1996 between the Company and Trustee, as supplemented by a Third Supplemental Indenture relating to the Notes between the Company and Trustee dated October 10, 2001 (together, the "Indenture"). The terms of the Notes include those
                         ---------
stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture.
                              ---
The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Electronic Data Systems Corporation, 5400 Legacy Drive, Plano, TX 75204, Attention: Investor Relations.

          5. CONTINGENT INTEREST

          Subject to the accrual and Common Stock Record Date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from
                                        --------------------------
October 10 to April 9 and from April 10 to October 9, commencing October 10, 2004, if the average Note Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the Accreted Value of such Note to the day immediately preceding the first day of the relevant Contingent Interest Period.

          The amount of contingent interest payable per $1,000 Principal Amount hereof in respect of any Contingent Interest Period shall equal the greater of
(x) Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such contingent interest and (y) 0.125% of the average Note Price for the Five-Day Period with respect to such Contingent Interest Period.

          Contingent interest, if any, will accrue and be payable to Holders as of the Common Stock Record Date for the related Cash Dividend or, if no Cash Dividend is paid by the Company during a quarter within the relevant Contingent Interest Period, to Holders as of the

15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the payment date of the related Cash Dividend or, if no Cash Dividend is paid by the Company during a quarter within the relevant Contingent Interest Period, on the last day of the relevant Contingent Interest Period. In addition, on any Purchase Date, Fundamental Change Purchase Date or Redemption Date that occurs during a Contingent Interest Period for which a Holder is entitled to contingent interest pursuant to clause (y) of the preceding paragraph, contingent interest will be payable to such Holder in an amount equal to the amount that would have been otherwise payable to such Holder on the last day of such Contingent Interest Period divided by the actual number of days from the first day of such Contingent Interest Date to the Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, using a 360-day year composed of twelve 30-day months.

        "Five-Day Period" means, with respect to any Contingent Interest Period,
         ---------------
the five Trading Days ending on the second Trading Day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the Common Stock Record Date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" means, with respect to such Contingent Interest Period, the five Trading Days ending on the second Trading Day immediately preceding such Common Stock Record Date.

        "Cash Dividends" means all cash dividends on the Common Stock (whether
         --------------
regular, periodic, extraordinary, special, nonrecurring or otherwise) as declared by the Company's Board of Directors as part of its cash dividend payment practices.

        "Note Price" means, as of any date of determination, the average of the
         ----------
secondary market bid quotations per $1,000 Principal Amount obtained by the Bid Agent for $10 million Principal Amount of Notes at approximately 4:00 p.m. (New York City time) on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Note Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 3.7(a), 3.7(b), 3.7(c) or 3.7(d) (subject to the conditions set forth in Sections 3.8(a) and 3.8(b)) of the Indenture.

        Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site on the World Wide Web or through such other similar public medium, if any, as the Company may use at that time.

        6.   REDEMPTION AT THE OPTION OF THE COMPANY

        No sinking fund is provided for the Notes. Beginning on October 10, 2004, the Company may redeem the Notes for cash, in whole, or from time to time in part, at a redemption price equal to the Accreted Value. The Company will give holders not less than 30-days' nor more than 60-days' notice of redemption.

        The table below shows what the Accreted Value of a Note per $1,000 Principal Amount would be on October 10, 2004, and at specified dates thereafter prior to maturity and at Maturity Date. The Accreted Value, in dollars, of a Note per $1,000 Principal Amount redeemed between such dates shall include an additional amount reflecting the increase in Accreted Value since the next preceding date in the table to but excluding the actual Redemption Date.

                                                     Increase
                                                        in
                                                     Accreted
                                        Issue        Value at     Redemption
Redemption Date                        Price(1)      1.25%(2)     Price (1/2)
---------------                        --------      ---------    -----------
October 10, 2004.....................  $779.41       $   29.69    $    809.10
October 10, 2005.....................  $779.41       $   39.83    $    819.24
October 10, 2006.....................  $779.41       $   50.11    $    829.52
October 10, 2007.....................  $779.41       $   60.51    $    839.92
October 10, 2008.....................  $779.41       $   71.04    $    850.45
October 10, 2009.....................  $779.41       $   81.70    $    861.11
October 10, 2010.....................  $779.41       $   92.50    $    871.91
October 10, 2011.....................  $779.41       $  103.43    $    882.84
October 10, 2012.....................  $779.41       $  114.50    $    893.91
October 10, 2013.....................  $779.41       $  125.71    $    905.12
October 10, 2014.....................  $779.41       $  137.06    $    916.47
October 10, 2015.....................  $779.41       $  148.55    $    927.96
October 10, 2016.....................  $779.41       $  160.19    $    939.60
October 10, 2017.....................  $779.41       $  171.97    $    951.38
October 10, 2018.....................  $779.41       $  183.90    $    963.31
October 10, 2019.....................  $779.41       $  195.98    $    975.39
October 10, 2020.....................  $779.41       $  208.21    $    987.62
October 10, 2021.....................  $779.41       $  220.59    $  1,000.00

             If this Note has been converted to a Cash Pay Note, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Note be redeemable before October 10, 2004.

             In addition to the Redemption Price payable with respect to all Notes or portions thereof to be redeemed as of a Redemption Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

        7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

        Subject to the terms and conditions of the Indenture, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 business days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. For any Purchase Date after October 10, 2003, such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof. The Company will pay the Purchase Price for any purchase on October 10, 2003 only in cash.

        The purchase price of a Note will be:

        .    $799.08 per Note on October 10, 2003;

        .    $809.10 per Note on October 10, 2004;

        .    $829.52 per Note on October 10, 2006;

        .    $882.84 per Note on October 10, 2011; and

        .    $939.60 per Note on October 10, 2016.

        Notes in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in multiples of $1,000 of Principal Amount.

        If prior to a Purchase Date this Note has been converted to a Cash Pay Note, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

        In addition to the Purchase Price payable with respect to all Notes or portions thereof to be purchased as of the Purchase Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash promptly following the later of the Purchase Date and the time of delivery of such Notes to the Paying Agent pursuant to the Indenture.

        If a Fundamental Change shall occur at any time prior to October 10, 2003, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase such Holder's Notes on a date no later than 35 business days after the date of the Fundamental Change, for a Fundamental Change Purchase Price equal to the Accreted Value on the Fundamental Change Purchase Date. The Fundamental Change Purchase Price shall be paid in cash. If, prior to the Fundamental Change Purchase Date, this Note was converted to a Cash Pay Note the Fundamental Change Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date. Notes in denominations larger than $1,000 of Principal Amount may be surrendered for purchase in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount.

          Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

          8.   NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

          Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, together with any accrued and unpaid contingent interest with respect to, all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount and interest (including contingent interest), if any, on the Notes (or portions thereof) called for redemption will cease to accrue (or portions thereof). Notes in denominations larger than $1,000 Principal Amount may be redeemed in part but only in multiples of $1,000 or Principal Amount.

          9.   CONVERSION

          A Holder of a Note may convert this Note into Common Stock at any time on or before the close of business on October 10, 2021 if at least one of the following conditions is satisfied:

               (a) the Twenty-Day Average Price on the Conversion Date is at least a specified percentage of the Accreted Conversion Price, such percentage beginning at 120% for the first year following the Issue Date and declining 1/2% on October 10 each year thereafter, declining to 110% at Maturity Date;

               (b) the long-term credit rating assigned to the Notes by either Moody's or S&P is reduced to below Investment Grade, or any one of these rating services withdraws its long-term credit rating assigned to the Notes;

               (c)  the Notes have been called for redemption by the Company; or

               (d) the Company elects (i) to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at a purchase price less than the Sale Price at the time of such distribution, (ii) to distribute to all holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution, or (iii) in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

              For purposes of the foregoing, "Twenty Day Average Price" means the average of the Sale Price of the Common Stock for each Trading Day in the 20 Trading Day period ending on the last Trading Day prior to the applicable Conversion Date, appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Rate under this Third Supplemental Indenture.

              In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders of Notes at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such Notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the business day prior to the ex-dividend date or the Company's announcement that such distribution will not take place.

              If this Note is called for redemption, the Holder may convert it at any time before the close of business on the last business day prior to the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note or to purchase such Note in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

              A Holder's right to convert Notes into shares of Common Stock is also subject to the Company's right to elect to pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering all or part of such shares of Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Indenture, whether or not the Company has delivered a notice pursuant to the Indenture to the effect that the Notes will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount of a Note shall be equal to the average Sale Price of a share of Common Stock for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to the Indenture, or (ii) the Conversion Date, in the case of an conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Company shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering Notes as promptly as practicable but in any event no later than the fifth business day following the date of the Company's notice of its election to deliver shares upon conversion. If, however, the Company shall elect to make any portion of such payment in cash, then the payment, including any delivery of Common Stock, shall be made to Holders surrendering Notes no later than the tenth business day following the Conversion Date.

              The Company may not pay cash in lieu of delivering all or part of such shares of Common Stock upon the conversion of any Note pursuant to the terms of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice specifying whether each Note shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such Notes).

          The initial Conversion Rate is 9.7294 shares of Common Stock per Note with a $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

          In the event the Company exercises its option pursuant to Section 3.9 of the Indenture to convert the Notes to Cash Pay Notes, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion are so surrendered after a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date (in which case such converting Holder shall receive a final interest payment on such Interest Payment Date, which interest payment may be repayable to the Company upon conversion as described in this paragraph), no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

          Notes surrendered for conversion during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the contingent interest with respect thereto that the registered Holder is to receive. Except where Notes surrendered for conversion are so surrendered during the period from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable (in which case such converting Holder shall receive a final contingent interest payment on the date such contingent interest is payable, which contingent interest payment may been repayable to the Company upon conversion as described in this paragraph), no contingent interest on converted Notes will accrue after the date of conversion.

          To convert this Note a Holder must (1) complete and manually sign the conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

          A Holder may convert a portion of this Note only if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Note, that portion of Accreted Value (or, interest, if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted portion of this Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

             10. TAX EVENT

                 (a) From and after (i) the date (the "Tax Event Date") of the
                                                       --------------
          occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option
                                           --------------------
          of the Company, all of the Notes will cease to accrete, and cash interest shall accrue at the rate of 1.25% per annum on the restated principal amount (the "Restated Principal Amount"), equal to the
                                 -------------------------
          Accreted Value on the Option Exercise Date, and shall be payable semi-annually on October 10 and April 10 of each year (each an "Interest Payment Date") to holders of record at the close of business
           ---------------------
          on September 25 or March 26 (each a "Regular Record Date") immediately
                                               -------------------
          preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                 (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                 (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Note.

             11. DEFAULTED INTEREST

             Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.11(c)(ii) of the Indenture.

             12. DENOMINATIONS; TRANSFER; EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 of Principal Amount and multiplies of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

     13. PERSONS DEEMED OWNERS

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     14. UNCLAIMED MONEY OR PROPERTY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

     15. AMENDMENT; SUPPLEMENT; WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the Outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in Principal Amount of the Outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to create a Series and establish its terms, or to make any other change, provided such action does not adversely affect the rights of any Holder.

     16. SUCCESSOR CORPORATION

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

     17. TRUSTEE DEALINGS WITH THE COMPANY

     The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

     18. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     19.      AUTHENTICATION

     This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

     20.      ABBREVIATIONS

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

                            FORM OF CONVERSION NOTICE

To:  Electronic Data Systems Corporation

          The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount or a multiple thereof) designated below, for shares of Common Stock of Electronic Data Systems Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

          This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:____________________________



      ____________________________
               Signature(s)


Fill in for registration of shares if
to be delivered, and Notes if to
be issued other than to and in the
name of registered holder:

Principal Amount
to be converted (if less than all):

      ____________________________
         (Name)

      ____________________________
         (Street Address)

      ____________________________    Social Security or
         (City, state and zip code)   Other Taxpayer Number______________



      Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Electronic Data Systems Corporation

     The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Electronic Data Systems Corporation (the "Company") as to the
                                                           -------
occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase this Note, or the portion hereof (which is $1,000 Principal Amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unpurchased Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:


       _______________________________
                 Signature(s)


     Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and In the name of registered holder:

       _______________________________
                  (Name)


       _______________________________
              (Street Address)


       _______________________________
         (City, state and zip code)


        Please print name and address

                                           Principal Amount to be purchased (if
                                           less than all): $__,000

                                 ASSIGNMENT FORM

     If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

__________________________________________________________

__________________________________________________________
(Insert assignee's social security or tax ID number)



__________________________________________________________

__________________________________________________________

__________________________________________________________
(Print or type assignee's name, address, and zip code)



and irrevocably appoint

__________________________________________________________

agent to transfer this Note on the books of the Company.
The agent may substitute another to act for him.

__________________________________________________________

Date: ______________   Your signature: _________________________________________
                                       (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee: ___________________________________________________________
                     Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee

                                                                       EXHIBIT B

                          PROJECTED PAYMENT SCHEDULE*

                      Period Ending                     Payment
                      -------------                     -------

                      October 10, 2001                  $0.0000
                      April 10, 2002                    $0.0000
                      October 10, 2002                  $0.0000
                      April 10, 2003                    $0.0000
                      October 10, 3003                  $0.0000
                      April 10, 2004                    $0.0000
                      October 10, 2004                  $0.0000
                      April 10, 2005                    $0.0000
                      October 10, 2005                  $0.0000
                      April 10, 2006                    $0.0000
                      October 10, 2006                  $0.0000
                      April 10, 2007                    $0.0000
                      October 10, 2007                  $0.0000
                      April 10, 2008                    $2.9188
                      October 10, 2008                  $2.9188
                      April 10, 2009                    $2.9188
                      October 10, 2009                  $2.9188
                      April 10, 2010                    $2.9188
                      October 10, 2010                  $2.9188
                      April 10, 2011                    $2.9188
                      October 10, 2011                  $2.9188
                      April 10, 2012                    $2.9188
                      October 10, 2012                  $2.9188
                      April 10, 2013                    $2.9188
                      October 10, 2013                  $2.9188
                      April 10, 2014                    $2.9188
                      October 10, 2014                  $2.9188
                      April 10, 2015                    $2.9188
                      October 10, 2015                  $2.9188
                      April 10, 2016                    $2.9705
                      October 10, 2016                  $3.1191
                      April 10, 2017                    $3.2750

___________________________

* The comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed-rate cash-pay nonconvertible debt security with no contingent payments but with terms and conditions otherwise comparable to those of the Notes, but the comparable yield may not be less than the "applicable Federal rate" within the meaning of United States Treasury regulation Section 1.275-4(b)(4)(i)(A). The schedule of projected payments is determined on the basis of the comparable yield and an assumption of linear growth of the Company's stock price and a constant dividend yield. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes.

                      Period Ending                Payment
                      -------------                -------

                      October 10, 2017             $    3.4388
                      April 10, 2018               $    3.6107
                      October 10, 2018             $    3.7912
                      April 10, 2019               $    3.9808
                      October 10, 2019             $    4.1798
                      April 10, 2020               $    4.3888
                      October 10, 2020             $    4.6083
                      April 10, 2021               $    4.8387
                      October 10, 2021             $2,100.0606

                                       B-2